Exhibit 16.1
                                 August 1, 2005




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  MARMION INDUSTRIES CORP.


     We have read the statements that we understand Marmion Industries Corp. included in Item 4.01 of the Form 8-K report it filed regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

                                    Very truly yours,



                                    LOPEZ, BLEVINS, BORK & ASSOCIATES LLP